Exhibit 25(a)

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Aon Corporation
(Exact name of obligor as specified in its charter)

Delaware	36-3051915
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

200 East Randolph Street
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
(Title of the indenture securities)

1.             General information. Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                     A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.                                       The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 6th day of June, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

BY:	/S/ J. BARTOLINI
NAME:	J. BARTOLINI
TITLE:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands

ASSETS

Cash and balances due from

depository institutions:

Noninterest-bearing balances

and currency and coin	9,859

Interest-bearing balances	0

Securities:

Held-to-maturity securities	70

Available-for-sale securities	62,079

Federal funds sold and securities

purchased under agreements to resell:

Federal funds sold	38,000

Securities purchased under agreements to resell	105,100

Loans and lease financing receivables:

Loans and leases held for sale	0

Loans and leases,

net of unearned income	0

LESS: Allowance for loan and

lease losses	0

Loans and leases, net of unearned

income and allowance	0

Trading assets	0

Premises and fixed assets (including

capitalized leases)	4,113

Other real estate owned	0

Investments in unconsolidated

subsidiaries and associated

companies	0

Customers’ liability to this bank

on acceptances outstanding	0

Intangible assets:

Goodwill	265,964

Other Intangible Assets	16,292

Other assets	39,519

Total assets	$540,996

LIABILITIES

Deposits:

In domestic offices	7,729

Noninterest-bearing	7,729

Interest-bearing	0

Not applicable

Federal funds purchased and securities

sold under agreements to repurchase:

Federal funds purchased	0

Securities sold under agreements to repurchase	0

Trading liabilities	0

Other borrowed money:

(includes mortgage indebtedness

and obligations under capitalized

leases)	58,000

Not applicable

Bank’s liability on acceptances

executed and outstanding	0

Subordinated notes and debentures	0

Other liabilities	68,953

Total liabilities	$134,682

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	1,000

Surplus (exclude all surplus related to preferred stock)	321,520

Retained earnings	84,070

Accumulated other comprehensive

income	-276

Other equity capital components	0

Total equity capital	$406,314

Total liabilities, minority interest, and equity capital	$540,996

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann               )               Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President                )

Michael F. McFadden, MD                       )               Directors (Trustees)

Frank P. Sulzberger, Vice President          )